UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 28, 2015
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Trustmark Corporation (Trustmark) held its annual shareholders' meeting (Annual Meeting) on April 28, 2015.  Four proposals were submitted to Trustmark’s shareholders, including a proposal to approve the Trustmark Corporation Amended and Restated Stock and Incentive Compensation Plan (the Amended and Restated Incentive Plan).  Trustmark’s shareholders approved the Amended and Restated Incentive Plan on April 28, 2015.

The Amended and Restated Incentive Plan was adopted by the Board of Directors, subject to shareholder approval, on January 27, 2015, based on the recommendation of the Human Resources Committee of the Board of Directors (the Committee).  The Amended and Restated Incentive Plan, which became effective upon shareholder approval at the annual meeting, amends and restates the Trustmark Corporation 2005 Stock and Incentive Compensation Plan (the 2005 Incentive Plan), which was originally approved by shareholders on May 10, 2005 and subsequently amended on May 11, 2010.  Outstanding awards granted under the 2005 Incentive Plan remain outstanding in accordance with their terms.

The Amended and Restated Incentive Plan amends the 2005 Incentive Plan in certain ways, including, but not limited to, the following:

●	reduces the maximum number of shares of Trustmark’s common stock issuable under the plan (since the 2005 Incentive Plan became effective on May 10, 2005) to 3,000,000 shares;
●	adds Community Bank Advisory Directors of Trustmark National Bank as potential participants;
●	updates the list of possible performance goals for performance-based compensation under Section 162(m) of the Internal Revenue Code (Section 162(m)); and
●	adds provisions regarding clawback authority.

The purpose of the Amended and Restated Incentive Plan is to promote the success of Trustmark and its subsidiaries by providing incentives to key associates and directors that will promote the identification of their personal interests with the long-term financial success of Trustmark and with growth in shareholder value, consistent with Trustmark’s risk profile. The Amended and Restated Incentive Plan is designed to provide flexibility to Trustmark in its ability to motivate, attract, and retain the services of key associates and directors upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

The Amended and Restated Incentive Plan authorizes the granting of stock options, restricted stock, restricted stock units, stock awards, performance units, performance cash awards and stock appreciation rights and eliminates reload options as a potential award type.  Awards may be granted to key associates and to directors, including Community Bank Advisory Directors, of Trustmark and certain of its subsidiaries, as determined by the Committee, which has been appointed to administer the Amended and Restated Incentive Plan.

Subject to the right of Trustmark’s Board of Directors to amend or terminate the Amended and Restated Incentive Plan at any time, awards may be granted under the Amended and Restated Incentive Plan until April 27, 2025, after which date no further awards may be granted. Any awards granted under the Amended and Restated Incentive Plan that are outstanding on April 27, 2025 will remain outstanding in accordance with their terms.

Subject to adjustment in the event of certain changes in Trustmark’s capital structure, the maximum number of shares of Trustmark’s common stock that may be issued under the Amended and Restated Incentive Plan is 3,000,000, which includes awards issued since the 2005 Incentive Plan became effective on May 10, 2005.  Shares of common stock related to awards (for which no dividends have been received) that terminate, expire, or lapse for any reason without the issuance of such shares and shares of common stock related to restricted stock awards (for which no dividends have been received) that are forfeited will not count against this maximum.

The Amended and Restated Incentive Plan increases the annual per-participant limits for each equity award type and establishes an annual per-participant limit for the new category of performance cash awards, as follows:

●	stock options and stock appreciation rights, disregarding any tandem stock appreciation rights – 100,000 shares in the aggregate;
●	restricted stock, stock awards, and restricted stock units – 100,000 shares in the aggregate;
●	performance units – $2 million (which may include the issuance of no more than 100,000 shares) in the aggregate; and
●	performance cash awards – $2 million in the aggregate.

Subject to the terms of the Amended and Restated Incentive Plan, the Committee has, among other powers, the power to determine the key associates and directors to whom awards are made, the nature and extent of any such awards, the terms and conditions upon which awards may be made, exercised and modified, and to make all other determinations and take all other actions necessary or advisable for the administration of the Amended and Restated Incentive Plan.  The Committee has delegated authority to the Chief Executive Officer to grant limited equity awards under the Amended and Restated Incentive Plan, which are reviewed by the Committee.

Awards granted under the Amended and Restated Incentive Plan may or may not qualify as “performance-based compensation” under Section 162(m).  In approving the Amended and Restated Incentive Plan, Trustmark’s shareholders also approved the performance goals which may be used, and the maximum benefit that may be paid to any participant, in connection with awards under the plan that are intended to qualify as “performance-based compensation” under Section 162(m).  The performance goals for specific performance-based compensation awards granted under the Amended and Restated Incentive Plan will be determined by the Committee.

The foregoing description of the Amended and Restated Incentive Plan is only a summary and is qualified in its entirety by reference to the more detailed description of the Amended and Restated Incentive Plan contained in Trustmark’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 16, 2015 and to the full text of the Amended and Restated Incentive Plan, which is filed herewith as Exhibit 10-f, both of which are incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At Trustmark's Annual Meeting, four proposals were submitted to Trustmark's shareholders, which are described in detail in Trustmark's proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 16, 2015.  The final results for the votes regarding the proposals are set forth below.

Proposal #1:  Election of directors.

Trustmark’s shareholders elected the eleven directors named below to serve until the 2016 annual shareholders’ meeting or until their successors have been elected and qualified.  The votes cast for each of the eleven directors, who constitute the entire Board of Directors of Trustmark following the meeting, are set forth below:

	For	Withheld	Broker Non-Votes
Adolphus B. Baker	47,292,870	156,535	11,650,675
Tracy T. Conerly	47,079,945	369,460	11,650,675
Toni D. Cooley	47,074,190	375,215	11,650,675
Daniel A. Grafton	47,304,635	144,770	11,650,675
Gerard R. Host	47,067,704	381,701	11,650,675
David H. Hoster II	47,289,882	159,523	11,650,675
John M. McCullouch	47,261,306	188,099	11,650,675
Richard H. Puckett	46,091,107	1,358,298	11,650,675
R. Michael Summerford	47,291,475	157,930	11,650,675
LeRoy G. Walker, Jr.	47,297,711	151,694	11,650,675
William G. Yates III	45,071,193	2,378,212	11,650,675

Proposal #2:   Advisory vote to approve executive compensation.

Trustmark’s shareholders approved, on an advisory basis, the compensation of Trustmark’s executive officers as disclosed in the proxy statement.  The votes regarding Proposal #2 were as follows:

For	Against	Abstentions	Broker Non-Votes
41,417,952	635,929	5,395,524	11,650,675

Proposal #3:   Approval of the Trustmark Corporation Amended and Restated Stock and Incentive Compensation Plan.

Trustmark’s shareholders approved the Trustmark Corporation Amended and Restated Stock and Incentive Compensation Plan as disclosed in the proxy statement.  The votes for Proposal #3 were as follows:

For	Against	Abstentions	Broker Non-Votes
45,333,370	1,753,438	362,597	11,650,675

Proposal #4:   Ratification of the selection of KPMG LLP.

Trustmark’s shareholders ratified the selection of KPMG LLP as Trustmark’s independent auditors for the fiscal year ending December 31, 2015.  The votes regarding Proposal #4 were as follows:

For	Against	Abstentions
57,004,731	1,975,950	119,399

8.01. Other Events.

Trustmark Corporation President and CEO, Gerard R. Host, made a presentation at the Annual Meeting held in the Trustmark Conference Center at the Mississippi Sports Hall of Fame, located at 1152 Lakeland Drive, Jackson, Mississippi on Tuesday, April 28, 2015, at 2:00 p.m. Central Time.  A copy of the presentation is attached as Exhibit 99.1

Trustmark Corporation is a financial services company providing banking and financial solutions through approximately 202 offices in Alabama, Florida, Mississippi, Tennessee and Texas.

Trustmark’s investor contacts are Louis E. Greer, Treasurer and Principal Financial Officer (601-208-2310), and F. Joseph Rein, Jr., Senior Vice President (601-208-6898). Trustmark’s media contact is Melanie A. Morgan, Senior Vice President (601-208-2979).

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
10-f	Trustmark Corporation Amended and Restated Stock and Incentive Compensation Plan (as amended and restated April 28, 2015)
99.1	Presentation for the Annual Meeting of Shareholders by Gerard R. Host on April 28, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	May 4, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
10-f	Trustmark Corporation Amended and Restated Stock and Incentive Compensation Plan (as amended and restated April 28, 2015)
99.1	Presentation for the Annual Meeting of Shareholders by Gerard R. Host on April 28, 2015